EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Herley Industries, Inc.



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 17, 1999 included in Herley Industries, Inc.'s Form 10-K for the fiscal year ended August 1, 1999 and to all references to our Firm included in this registration statement.

                                        /s/    ARTHUR ANDERSEN LLP


Lancaster, Pennsylvania
January 25, 2000